UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2010

Copart, Inc.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

0-23255                                                   94-2867490

(Commission file number)                      (IRS Employer Identification No.)

4665 Business Center Drive, Fairfield, California 94534

(Address of principal executive offices and zip code)

(707) 639-5000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 2, 2010, Copart, Inc. (the “Company”) held its Annual Meeting of Shareholders. The two proposals presented to shareholders were the election of seven directors and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2011.

The voting results for the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non Votes
Willis J. Johnson	70,651,341	5,313,818	4,588,519
A. Jayson Adair	71,538,485	4,426,674	4,588,519
Matt Blunt	73,869,609	2,095,550	1,922,999
Steven D. Cohan.	74,042,160	1,922,999	4,588,519
Daniel J. Englander	67,881,471	8,083,688	4,588,519
James E. Meeks	64,563,941	11,401,218	4,588,519
Thomas W. Smith	73,953,128	2,012,031	4,588,519

All of the nominees were elected.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2011 received 80,040,971 votes for approval and 492,144 votes against approval, with 20,563 votes abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

Registrant

Date: December 3, 2010

By:  /s/ Paul A. Styer

Paul A. Styer

Senior Vice President General Counsel and Secretary